Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
James Mead	Leslie Loyet	Tim Grace
Chief Financial Officer	General Information	Media Inquiries
(312) 658-5740	(312) 640-6672	(312) 640-6667

WEDNESDAY, MARCH 1, 2006

STRATEGIC HOTEL CAPITAL, INC. CLOSES ACQUISITION OF

THE FOUR SEASONS WASHINGTON, D.C.

Chicago, IL – March 1, 2006 - Strategic Hotel Capital, Inc. (NYSE: SLH), which operates as Strategic Hotels & Resorts, today announced that the company has closed on its acquisition of the Four Seasons Washington, D.C. hotel from an entity controlled by the Louis Dreyfus Property Group for a purchase price of $168.9 million. The acquisition was funded with the proceeds from previously closed equity offerings.

About the Company

Strategic Hotel Capital, Inc. also operates under the name Strategic Hotels & Resorts and is a real estate investment trust, which owns and asset manages high-end hotels and resorts. The company has ownership interests in 18 properties with an aggregate of 8,480 rooms. For further information, please visit the company’s website at www.strategichotels.com.